Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces First Quarter 2025 Results
Broadband gross margins and profitability exceeded expectations
Strong Video results with revenue and profitability surpassing high end of guidance
Robust cash flow generation resulted in cash balance of $149 million at quarter end
SAN JOSE, California, April 28, 2025 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the first quarter of 2025.
“Our first quarter results reflect strong execution as we exceeded expectations for Video revenue as well as gross margin and Adjusted EBITDA in both of our businesses,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “We continue to drive key wins in our Broadband business and expand market share in Video while we prioritize cost management due to a fluid macroeconomic backdrop. While there are future uncertainties from the potential impact of tariff policies, to date we have not seen any change in our customers’ behavior. Considering our strong business execution, large backlog, and cumulative customer wins and market share, we remain confident in our strategy and long-term growth prospects.”
Q1 Financial and Business Highlights
Financial
•Revenue: $133.1 million, compared to $122.1 million in the prior year period
◦Broadband segment revenue: $84.9 million, compared to $78.9 million in the prior year period
◦Video segment revenue: $48.3 million, compared to $43.2 million in the prior year period
•Gross margin: GAAP 59.0% and Non-GAAP 59.4%, both higher compared to GAAP 51.7% and Non-GAAP 52.5% in the prior year period
◦Broadband segment Non-GAAP gross margin: 55.5% compared to 47.5% in the prior year period
◦Video segment Non-GAAP gross margin: 66.4% compared to 61.6% in the prior year period
•Operating income (loss): GAAP income $10.1 million and Non-GAAP income $18.6 million, compared to GAAP loss $9.5 million and Non-GAAP income $1.2 million in the prior year period
•Net income (loss): GAAP net income $5.9 million and Non-GAAP net income of $13.4 million, compared to GAAP net loss $8.1 million and Non-GAAP net income $0.4 million in the prior year period
•Non-GAAP adjusted EBITDA: $21.1 million compared to $4.1 million in the prior year period
•Net income (loss) per share: GAAP net income per share of $0.05 and Non-GAAP net income per share of $0.11, compared to GAAP net loss per share of $0.07 and Non-GAAP net income per share of $0.00 in the prior year period
•Backlog and deferred revenue of $485.1 million
•Cash: $148.7 million, compared to $84.3 million in the prior year period
•Repurchased approximately 3.5 million shares of common stock for an aggregate amount of $36.1 million
Business
•Commercially deployed our cOSTM solution with 129 customers, serving 33.9 million cable modems
•Won seven new broadband customers including two US Tier 1s and three fiber customers of which one is a LATAM Tier 1
•Major Broadband innovations are now in production including our Beacon Speed Maximizer and PTP-less timing solution - both enabling higher subscriber satisfaction, elevated reliability and lower network operating costs
•At the 2025 NAB Show, the Harmonic Video business highlighted a range of hybrid cloud and on-premise solutions and AI-powered innovations for broadcasters and service providers, including the industry-first playout-to-delivery

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q1 2025	Q4 2024	Q1 2024	Q1 2025	Q4 2024	Q1 2024
	(Unaudited, in millions, except per share data)
Net revenue	$133.1	$222.2	$122.1	*	*	*
Net income (loss)	$5.9	$38.1	$(8.1)	$13.4	$52.4	$0.4
Net income (loss) per share	$0.05	$0.32	$(0.07)	$0.11	$0.45	$0.00

Other Financial Information				Q1 2025	Q4 2024	Q1 2024
				(Unaudited, in millions)
Adjusted EBITDA for the quarter (1)				$21.1	$71.8	$4.1
Bookings for the quarter				$113.7	$150.0	$146.1
Backlog and deferred revenue as of quarter end				$485.1	$496.3	$677.8
Cash and cash equivalents as of quarter end				$148.7	$101.5	$84.3
(1) Adjusted EBITDA is a Non-GAAP financial measure. Refer to "Preliminary Net Income (loss) to Consolidated Segment Adjusted EBITDA Reconciliation" below for a reconciliation to net income (loss), the most comparable GAAP measure.
* Not applicable
Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”
Financial Guidance

	Q2 2025 GAAP Financial Guidance
(Unaudited, in millions, except percentages and per share data)	Low			High
	Broadband	Video	Total GAAP	Broadband	Video	Total GAAP
Net revenue	$75	$45	$120	$85	$50	$135
Gross margin %			50.8%			51.9%
Gross profit (1)			$61			$70
Tax rate			27%			27%
Net loss			$(5)			$(1)
Net loss per share			$(0.04)			$(0.01)
Shares (2)			113.4			113.4
(1) Includes estimated tariff impacts of approximately $3 million
(2) Diluted shares assumes stock price at $11.04 (Q1 2025 average price).

	Q2 2025 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low			High
	Broadband	Video	Total	Broadband	Video	Total
Gross margin %	44.0%	63.0%	51.1%	45.0%	64.0%	52.0%
Gross profit (2)	$33	$28	$61	$38	$32	$70
Adjusted EBITDA(3)	$2	$2	$4	$6	$4	$10
Tax rate			20%			20%
Net income per share			$—			$0.04
Shares (4)			113.7			113.7
(1) Refer to “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations on Financial Guidance” below. Components may not sum to total due to rounding.
(2) Includes estimated tariff impacts of approximately $3 million
(3) Refer to “Net Loss to Consolidated Adjusted EBITDA Reconciliation on Financial Guidance” below for a reconciliation to net loss, the most comparable GAAP measure.
(4) Diluted shares assumes stock price at $11.04 (Q1 2025 average price).

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, April 28, 2025. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BI7092d817d9e24be09ac0e1b9dc7a42fd. A replay will be available after 5:00 p.m. PT on the same website.
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in virtualized broadband and video delivery solutions, enables media companies and service providers to deliver ultra-high-quality video streaming and broadcast services to consumers globally. The company revolutionized broadband networking via the industry’s first virtualized broadband solution, enabling operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software platforms, or powering the delivery of gigabit internet services, Harmonic is changing the way media companies and service providers monetize live and on-demand content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our stock repurchase program and our expectations regarding: net revenue, gross margins, operating expenses, operating income (loss), Adjusted EBITDA, tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable, satellite telco, broadcast and media industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband and Video businesses will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOSTM and VOS product solutions; dependence on various broadband and video industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the impact on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), Adjusted EBITDA (including those amounts as a percentage of revenue) and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Non-cash interest expense related to convertible notes - We record the amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the Non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Depreciation - Depreciation expense is excluded from Adjusted EBITDA as this is a non-cash item unrelated to the ordinary course of our business and not reflective of our underlying business performance.
Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.
Asset impairment and related charges - We exclude asset impairment and related charges due to the nature of such expenses being unusual and arising outside the ordinary course of continuing operations. These costs primarily consist of impairments of fixed assets, right-of-use assets and related leasehold improvements, and other unrecoverable facility costs due to the intended change in use of certain leased space.
Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income.
CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except par value)

	March 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$148,708	$101,457
Restricted cash	330	332
Accounts receivable, net	98,568	178,013
Inventories	62,055	64,004
Prepaid expenses and other current assets	31,031	22,270
Total current assets	340,692	366,076
Property and equipment, net	26,635	26,823
Operating lease right-of-use assets	12,912	12,411
Goodwill	238,200	236,876
Deferred income taxes, net	120,472	121,028
Other non-current assets	34,837	33,292
Total assets	$773,748	$796,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	2,444	2,194
Current portion of other borrowings	5,109	4,941
Accounts payable	27,332	35,250
Deferred revenue	51,090	47,069
Operating lease liabilities	5,679	5,675
Other current liabilities	73,567	72,440
Total current liabilities	165,221	167,569
Long-term debt	111,347	112,084
Other long-term borrowings	8,989	8,694
Operating lease liabilities, non-current	15,002	14,727
Other non-current liabilities	27,059	28,174
Total liabilities	327,618	331,248

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 114,679 and 116,735 shares issued and outstanding at March 28, 2025 and December 31, 2024, respectively	115	117
Additional paid-in capital	2,442,010	2,432,733
Accumulated deficit	(1,983,872)	(1,953,495)
Accumulated other comprehensive loss	(12,123)	(14,097)
Total stockholders’ equity	446,130	465,258
Total liabilities and stockholders’ equity	$773,748	$796,506

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 28, 2025	March 29, 2024
Revenue:
Appliance and integration	$91,541	$81,595
SaaS and service	41,594	40,465
Total net revenue	133,135	122,060
Cost of revenue:
Appliance and integration	41,664	43,074
SaaS and service	12,897	15,905
Total cost of revenue	54,561	58,979
Total gross profit	78,574	63,081
Operating expenses:
Research and development	31,349	30,705
Selling, general and administrative	37,098	38,865
Restructuring and related charges	—	3,037
Total operating expenses	68,447	72,607
Income (loss) from operations	10,127	(9,526)
Interest expense, net	(1,474)	(723)
Other expense, net	(172)	(289)
Income (loss) before income taxes	8,481	(10,538)
Provision for (benefit from) income taxes	2,541	(2,449)
Net income (loss)	$5,940	$(8,089)

Net income (loss) per share:
Basic	$0.05	$(0.07)
Diluted	$0.05	$(0.07)
Weighted average shares outstanding:
Basic	116,319	112,350
Diluted	117,021	112,350

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024
Cash flows from operating activities:
Net income (loss)	$5,940	$(8,089)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,720	3,085
Stock-based compensation	8,465	6,923
Foreign currency remeasurement	377	(1,108)
Deferred income taxes, net	712	(3,806)
Provision for excess and obsolete inventories	1,793	757
Other adjustments	(19)	240
Changes in operating assets and liabilities:
Accounts receivable, net	79,609	35,187
Inventories	2,242	(4,571)
Prepaid expenses and other assets	(8,356)	(5,041)
Accounts payable	(8,820)	5,988
Deferred revenues	3,151	5,071
Other liabilities	(4,209)	(7,816)
Net cash provided by operating activities	83,605	26,820
Cash flows from investing activities:
Purchases of property and equipment	(1,872)	(1,911)
Net cash used in investing activities	(1,872)	(1,911)
Cash flows from financing activities:
Payments for debt issuance costs	—	(327)
Repurchase of common stock	(36,079)	(21,675)
Repayment of long-term debt	(500)	—
Proceeds from common stock issued to employees	3,056	3,542
Taxes paid related to net share settlement of equity awards	(2,551)	(5,413)
Net cash used in financing activities	(36,074)	(23,873)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,590	(1,000)
Net increase in cash and cash equivalents and restricted cash	47,249	36
Cash and cash equivalents and restricted cash at beginning of period	101,789	84,269
Cash and cash equivalents and restricted cash at end of period	$149,038	$84,305

Cash and cash equivalents and restricted cash at end of period
Cash and cash equivalents	$148,708	$84,305
Restricted cash	330	—
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statement of cash flows	$149,038	$84,305

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024
Supplemental cash flow disclosure:
Income tax payments, net	$1,138	$1,110
Interest payments, net	$1,686	$859
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	$1,064	$396

Harmonic Inc.
Preliminary GAAP Revenue Information
(Unaudited, in thousands, except percentages)

	Three Months Ended
	March 28, 2025		December 31, 2024		March 29, 2024
Geography
Americas	$101,681	76%	$186,907	84%	$93,031	76%
EMEA	23,172	18%	26,044	12%	23,560	19%
APAC	8,282	6%	9,215	4%	5,469	5%
Total	$133,135	100%	$222,166	100%	$122,060	100%

Market
Service Provider	$94,202	71%	$178,266	80%	$86,693	71%
Broadcast and Media	38,933	29%	43,900	20%	35,367	29%
Total	$133,135	100%	$222,166	100%	$122,060	100%

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three Months Ended March 28, 2025
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$84,878		$48,257		$133,135		$—	$133,135
Gross profit	47,080	(1)	32,055	(1)	79,135	(1)	(561)	78,574
Gross margin %	55.5%	(1)	66.4%	(1)	59.4%	(1)		59.0%

	Three Months Ended December 31, 2024
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$171,028		$51,138		$222,166		$—	$222,166
Gross profit	90,200	(1)	34,451	(1)	124,651	(1)	—	124,651
Gross margin %	52.7%	(1)	67.4%	(1)	56.1%	(1)		56.1%

	Three Months Ended March 29, 2024
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$78,897		$43,163		$122,060		$—	$122,060
Gross profit	37,494	(1)	26,569	(1)	64,063	(1)	(982)	63,081
Gross margin %	47.5%	(1)	61.6%	(1)	52.5%	(1)		51.7%

(1) Segment gross margin and segment gross profit are Non-GAAP financial measures. Refer to “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations" below.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended March 28, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$133,135	$78,574	$68,447	$10,127	$(1,646)	$5,940
Stock-based compensation	—	561	(7,904)	8,465	—	8,465
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(1,018)
Total adjustments	—	561	(7,904)	8,465	—	7,447
Non-GAAP	$133,135	$79,135	$60,543	$18,592	$(1,646)	$13,387
As a % of revenue (GAAP)		59.0%	51.4%	7.6%	(1.2)%	4.5%
As a % of revenue (Non-GAAP)		59.4%	45.5%	14.0%	(1.2)%	10.1%
Diluted net income per share:
GAAP						$0.05
Non-GAAP						$0.11
Shares used in per share calculation:
GAAP and Non-GAAP						117,021

	Three Months Ended December 31, 2024
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Income, net	Net Income
GAAP	$222,166	$124,651	$71,783	$52,868	$3,232	$38,120
Stock-based compensation	—	—	(8,486)	8,486	—	8,486
Restructuring and related charges	—	—	(1,173)	1,173	—	1,173
Asset impairment and related charges (1)	—	—	(610)	610	—	610
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	4,043
Total adjustments	—	—	(10,269)	10,269	—	14,312
Non-GAAP	$222,166	$124,651	$61,514	$63,137	$3,232	$52,432
As a % of revenue (GAAP)		56.1%	32.3%	23.8%	1.5%	17.2%
As a % of revenue (Non-GAAP)		56.1%	27.7%	28.4%	1.5%	23.6%
Diluted net income per share:
GAAP						$0.32
Non-GAAP						$0.45
Shares used in per share calculation:
GAAP and Non-GAAP						117,699
(1) Includes impairment charges of $0.2 million for right-of-use assets and $0.4 million related to the fair value of other unrecoverable facility costs.

	Three Months Ended March 29, 2024
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$122,060	$63,081	$72,607	$(9,526)	$(1,012)	$(8,089)
Stock-based compensation	—	522	(6,401)	6,923	—	6,923
Restructuring and related charges	—	460	(3,037)	3,497	11	3,508
Non-recurring advisory fees	—	—	(349)	349	—	349
Non-cash interest expense related to convertible notes	—	—	—	—	229	229
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(2,538)
Total adjustments	—	982	(9,787)	10,769	240	8,471
Non-GAAP	$122,060	$64,063	$62,820	$1,243	$(772)	$382
As a % of revenue (GAAP)		51.7%	59.5%	(7.8)%	(0.8)%	(6.6)%
As a % of revenue (Non-GAAP)		52.5%	51.5%	1.0%	(0.6)%	0.3%
Diluted net income (loss) per share:
GAAP						$(0.07)
Non-GAAP						$0.00
Shares used in per share calculation:
GAAP						112,350
Non-GAAP						118,107

Harmonic Inc.
Calculation of Adjusted EBITDA by Segment (Unaudited)
(In thousands, except percentages)

	Three Months Ended March 28, 2025
	Broadband	Video
Income from operations	$14,021	$4,571
Depreciation	1,964	756
Other non-operating expense, net	(124)	(48)
Adjusted EBITDA(1)	$15,861	$5,279
Revenue	$84,878	$48,257
Adjusted EBITDA margin % (1)	18.7%	10.9%

	Three Months Ended December 31, 2024
	Broadband	Video
Income from operations	$57,787	$5,350
Depreciation	2,133	835
Other non-operating income, net	4,130	1,595
Adjusted EBITDA(1)	$64,050	$7,780
Revenue	$171,028	$51,138
Adjusted EBITDA margin % (1)	37.5%	15.2%

	Three Months Ended March 29, 2024
	Broadband	Video
Income (loss) from operations	$8,594	$(7,351)
Depreciation	1,986	1,099
Other non-operating expense, net	(179)	(99)
Adjusted EBITDA(1)	$10,401	$(6,351)
Revenue	$78,897	$43,163
Adjusted EBITDA margin % (1)	13.2%	(14.7)%

(1) Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. Refer below for the "Net Income (Loss) to Consolidated Segment Adjusted EBITDA Reconciliation."

Harmonic Inc.
Preliminary Net Income (Loss) to Consolidated Segment Adjusted EBITDA Reconciliation (Unaudited)
(In thousands, except percentages)

	Three Months Ended
	March 28, 2025	December 31, 2024	March 29, 2024
Net income (loss) (GAAP)	$5,940	$38,120	$(8,089)
Provision for (benefit from) income taxes	2,541	17,980	(2,449)
Interest expense, net	1,474	2,493	723
Depreciation	2,720	2,968	3,085
EBITDA	12,675	61,561	(6,730)

Adjustments
Stock-based compensation	8,465	8,486	6,923
Restructuring and related charges	—	1,173	3,508
Non-recurring advisory fees	—	—	349
Asset impairment and related charges	—	610	—
Total consolidated segment adjusted EBITDA (Non-GAAP)	$21,140	$71,830	$4,050
Revenue	$133,135	$222,166	$122,060
Net income (loss) margin (GAAP)	4.5%	17.2%	(6.6)%
Consolidated segment Adjusted EBITDA margin (Non-GAAP)	15.9%	32.3%	3.3%

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance (Unaudited)
(In millions, except percentages and per share data)

	Q2 2025 Financial Guidance (1)
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Net Income (Loss)
GAAP	$120	to	$135	$61	to	$70	$67	to	$70	$(6)	to	$—	$(5)	to	$(1)
Stock-based compensation expense	—			—			(7)			7			7
Tax effect of Non-GAAP adjustments	—			—			—			—			(2)	to	(2)
Total adjustments	—			—			(7)			7			5	to	5
Non-GAAP	$120	to	$135	$61	to	$70	$60	to	$63	$1	to	$7	$—	to	$4
As a % of revenue (GAAP)				50.8%	to	51.9%	55.8%	to	51.9%	(5.0)%	to	—%	(4.2)%	to	(0.7)%
As a % of revenue (Non-GAAP)				51.1%	to	52.0%	50.0%	to	46.7%	0.8%	to	5.2%	—%	to	3.0%
Diluted net income (loss) per share:
GAAP													$(0.04)	to	$(0.01)
Non-GAAP													$—	to	$0.04
Shares used in per share calculation:
GAAP													113.4
Non-GAAP													113.7
(1) Components may not sum to total due to rounding.

Harmonic Inc.
Calculation of Adjusted EBITDA by Segment on Financial Guidance (Unaudited) (1)
(In millions)

	Q2 2025 Financial Guidance
	Broadband			Video
Income from operations	$—	to	$4	$1	to	$3
Depreciation	2		2	1		1
Segment adjusted EBITDA(2)	$2	to	$6	$2	to	$4
(1) Components may not sum to total due to rounding.
(2) Segment Adjusted EBITDA is a Non-GAAP financial measure. Refer below for the "Net Loss to Consolidated Segment Adjusted EBITDA reconciliation on Financial Guidance."

Harmonic Inc.
Net Loss to Consolidated Segment Adjusted EBITDA Reconciliation on Financial Guidance (Unaudited) (1)
(In millions)

	Q2 2025 Financial Guidance
Net loss (GAAP)	$(5)	to	$(1)
Benefit from income taxes	(3)		(1)
Interest expense, net	2		2
Depreciation	3		3
EBITDA	(3)	to	3

Adjustments
Stock-based compensation	7		7
Total consolidated segment adjusted EBITDA (Non-GAAP)	$4	to	$10
(1) Components may not sum to total due to rounding.